UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 24, 2006

                                MMC ENERGY, INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                     000-51968                 98-0493819
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)          Identification No.)


                   26 BROADWAY, SUITE 907
                        NEW YORK, NY                               10004
          (Address of Principal Executive Offices)               (Zip Code)

                                 (212) 977-0900
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      MMC Energy, Inc. ("MMC" or the "Company"), announced on August 25, 2006 that it has entered into a non-binding letter of intent to purchase Desert Power L.P., owner of a partially constructed 100 MW power plant located in Rowley, Utah for approximately $3.5M in cash and stock as well as the assumption of accounts payable and $28.7M in bank debt.

      The Letter of Intent provides for a period of exclusive dealings between MMC and the Sellers and is subject to due diligence and certain commercial conditions precedent, including an extension of a Power Purchase Agreement allowing for the June 1, 2007 commercial operation date. Any closing on the transaction will also be subject to customary closing conditions, as well as obtaining any required approvals, an extension of the Power Purchase Agreement and the successful negotiation of a mutually acceptable purchase agreement.

      A copy of the press release announcing the execution of the letter of intent was issued on August 25, 2006 and is attached hereto as Exhibit 99.1. The foregoing description is qualified in its entirety by reference to the full text of the exhibit.

      MMC's reports on Forms 10-KSB, 10-QSB and 8-K and other publicly available information should be consulted for other important information about the registrant.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      Effective as of August 24, 2006, the Board of Directors of MMC increased its number of directors by four and appointed Michael Hamilton and Peter Likins as directors of MMC.

      There are no arrangements or understandings pursuant to which Messrs. Hamilton and Likins were selected as directors. It is expected that Messrs. Hamilton and Likins will serve on the Audit Committee of MMC's Board of Directors.

      There are no relationships or related transactions between MMC and Mr. Hamilton or Mr. Likins that would be required to be reported under Item 404(a) of Regulation S-B.

      Press releases announcing these appointments were issued on August 24, 2006, and are attached hereto as Exhibit Nos. 99.2 and 99.3. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

      On August 24, 2006, the Board of Directors, by unanimous written consent, approved resolutions that revises Article II, Section 1(a) of the MMC's bylaws (the "Bylaws") to be amended to read as follows:

      "The number of directors to be fixed and changed from time to time by ordinary resolution of the shareholders of the Corporation or the Board of Directors."

      Pursuant to the provisions of the Bylaws, the Board of Directors of MMC, by unanimous written consent increased the number of directors on the Board of Directors of MMC from five (5) to nine (9).

      A copy of the restated Bylaws is attached hereto as Exhibit 99.4. The foregoing description is qualified in its entirety by reference to the full text of the exhibit.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

         Exhibit No.        Exhibit Description

         99.1              Press Release, dated August 25, 2006

         99.2              Press Release, dated August 24, 2006

         99.3              Press Release, dated August 24, 2006

         99.4              Restated Bylaws

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  August 29, 2006                  MMC ENERGY, INC.


                                        By:/s/ Karl Miller
                                           ----------------------------------
                                           Name:  Karl Miller
                                           Title:  Chief Executive Officer